UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2007

ORBCOMM Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33118 (Commission File Number)	41-2118289 (I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100
Fort Lee, New Jersey 07024
(Address of principal executive offices) (Zip code)

(201) 363-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)   On February 27, 2007, Robert A. Bednarek resigned, effective immediately, as a member of the board of directors of ORBCOMM Inc. (the “Company”), in connection with SES S.A.’s agreement to sell its 5.5% equity position in the Company to General Electric Company as part of a larger pending transaction in which SES S.A. has agreed to buy back GE’s 19.5% equity position in SES S.A. Mr. Bednarek served as a member of the Company’s nominating and corporate governance committee. The Company intends to seek a suitable candidate to fill the vacancy created by Mr. Bednarek’s resignation. Mr. Bednarek’s term as a Class II director was scheduled to expire at the Company’s 2008 annual meeting of stockholders.

(c)   On February 27, 2007, the Company’s board of directors appointed Marc J. Eisenberg as the Company’s Chief Operating Officer, effectively immediately. Mr. Eisenberg, age 40, had served as the Company’s Chief Marketing Officer since June 2006. The material terms of Mr. Eisenberg’s employment arrangements and experience and certain relationships are set forth in the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-134088), under the headings “Management — Employment Agreements” and “— Executive Officers”, respectively, which descriptions are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.
By	/s/ Robert G. Costantini

	Name: Title:	Robert G. Costantini Executive Vice President and Chief Financial Officer

Date: March 5, 2007

3